[Letterhead of Nyemaster, Goode, McLaughlin,
                   Voights, West, Hansell & O'Brien, P.C.]








                                                                (515) 283-3121
                                                              Writer's FAX No.
                                                                (515) 283-8022


                                Exhibit 5.1


                              April 24, 1997



Equitable of Iowa Companies
604 Locust Street
Des Moines, Iowa  50309

     RE:  Equitable of Iowa Companies' Registration Statement on Form S-4

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4, as amended (the "Registration Statement") being filed by Equitable of Iowa Companies, an Iowa corporation (the "Company"), and Equitable of Iowa Companies Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to: (i) the exchange offer by the Trust of up to $50,000,000 aggregate Liquidation Amount of the 8.424% Series B Capital Securities (liquidation amount $1,000 per Capital Security) of the Trust (the "New Capital Securities") registered under the Securities Act for a like aggregate Liquidation Amount of the outstanding 8.424% Series A Capital Securities (liquidation amount $1,000 per Capital Security) of the Trust (the "Old Capital Securities"); (ii) the exchange by the Company with the Trust of all of the Company's 8.424%
Series B Subordinated Deferrable Interest Debentures (the "New Subordinated Debentures") registered under the Securities Act for all of the Company's outstanding 8.424% Series A Subordinated Deferrable Interest Debentures (the "Old Subordinated Debentures"); and (iii) the guarantee (the "New Guarantee") registered under the Securities Act by the Company of the payment of Distributions on, and payments on liquidation or redemption of, the New Capital Securities pursuant to the Capital Securities Guarantee Agreement (the "New Guarantee Agreement") to be entered into between the Company and The First National Bank of Chicago, as Trustee (the "Guarantee Trustee"), which is to be exchanged for the guarantee (the "Old Guarantee") by the

Equitable of Iowa Companies
April 24, 1997
Page 2

Company of the payment of the Distributions on, and payments on liquidation or redemption of, the Old Capital Securities pursuant to the Old Guarantee dated as of April 3, 1997 between the Company and The First National Bank of Chicago, as Trustee. The New Capital Securities are to be issued under the Amended and Restated Declaration of Trust dated as of March 31, 1997 (the "Declaration") among the Company, as Sponsor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of the Capital Securities. The New Subordinated Debentures are to be issued as a separate series under the Indenture dated as of March 31, 1997 between the Company and The First National Bank of Chicago, as Debenture Trustee. Capitalized terms not defined herein have the meanings specified in the Registration Statement.

In rendering the opinions hereinafter set forth, we have relied, as to various questions of fact material to such opinions, upon certificates of officers of the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, examined such questions of law and satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for such opinions. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

We are familiar with the proceedings to date with respect to the proposed issuance of the New Capital Securities, the New Subordinated Debentures and the New Guarantee and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions expressed below.

Based on the foregoing, we are of the opinion that:

     1. All necessary corporate action of the Company has been taken to authorize and issue the New Subordinated Debentures and the New Guarantee.

     2. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and
(ii) the New Subordinated Debentures shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered against surrender and cancellation of a like principal amount of the Old Sub-ordinated Debentures in the manner described in the Registration Statement, the New Subordinated Debentures will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).


Equitable of Iowa Companies
April 24, 1997
Page 3


     3. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, and the New Guarantee Agreement shall have been qualified under the Trust Indenture Act and (ii) the New Guarantee Agreement shall have been duly executed and delivered by the Company and the Guarantee Trustee, the New Guarantee will be a legally issued and binding obligation of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the New Subordinated Debentures in exchange for the Old Subordinated Debentures or to the issuance of the New Guarantee in exchange for the Old Guarantee. Without limiting the generality of the foregoing, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

The opinions expressed above are limited to the laws of the State of Iowa and of the United States of America to the extent applicable.

We hereby consent to the inclusion of this opinion as an Exhibit to the Registration Statement and to all references to this law firm included in or made a part of the Registration Statement.

                        Respectfully submitted,

                        NYEMASTER, GOODE, McLAUGHLIN, VOIGTS,
                        WEST, HANSELL & O'BRIEN, P.C.



                        By  /s/  G. R. Neumann
                           _____________________________
                                      G. R. Neumann

GRN\mrs